Exhibit 99.1

General Steel Reports Second Quarter 2013 Financial Results

Company to Restart Share Repurchase Program

BEIJING – August 30, 2013 – General Steel Holdings, Inc. (“General Steel” or the “Company”) (NYSE: GSI), a leading non-state-owned steel producer in China, today announced financial results for the second quarter ended June 30, 2013. The Company will file its Form 10-Q for the quarter ended June 30, 2013 with the Securities and Exchange Commission after market closes on Friday, August 30, 2013.

“During the second quarter, the average selling price of rebar decreased over 5% sequentially to near the year’s lowest level, and as a result, despite a higher shipping volume, our total sales and profit margins declined, causing widened net losses,” said Henry Yu, Chairman and Chief Executive Officer of General Steel. “However, this August, we were encouraged to witness an improvement in the pricing trend of steel in China, and since we have significantly improved our efficiency and cost structure, we feel very positive about our ability to enhance profitability in the second half of 2013.”

“In addition, the filing of our quarterly results for the second quarter of 2013 marks the final milestone in our persistent efforts to regaining full compliance with the SEC’s reporting requirements. Given our regained filing status, we are once again able to restart our share repurchase program. Personally, and on behalf of the Company, we are confident about our long-term prospects, and are committed to enhance shareholders’ value and wealth.”

Second Quarter 2013 Financial Information

•	Sales decreased by 16.3% year-over-year to $653.7 million, from $780.7 million in the second quarter of 2012.

•	Sales volume increased by 3.4% year-over-year to approximately 1.4 million metric tons, compared with 1.3 million metric tons in the second quarter of 2012.

•	Gross loss was $(35.5) million, or negative (5.4%) of revenue, compared with a gross profit of $28.0 million, or 3.6% of revenue in the second quarter of 2012.

•	Operating loss was $(42.2) million, compared with an operating income of $7.9 million in the second quarter of 2012.

•	Net loss attributable to the Company was $(39.8) million, or $(0.72) per diluted share, compared with a net loss of $(26.4) million, or $(0.48) per diluted share in the second quarter of 2012.

•	Operating cash net outflow was $(65.3) million, compared with a net inflow of $67.4 million in the second quarter of 2012.

•	As of June 30, 2013, the Company had cash and restricted cash of $448.5 million.

General Steel Holdings, Inc.

First Six Months 2013 Financial Information

•	Sales decreased by 8.7% year-over-year to $1.3 billion, from $1.4 billion in the first six months of 2012.

•	Sales volume increased by 7.0% year-over-year to approximately 2.7 million metric tons, compared with 2.5 million metric tons in the first six months of 2012.

•	Gross loss was $(31.5) million, or negative (2.4%) of revenue, compared with a gross profit of $33.7 million, or 2.4% of revenue in the first six months of 2012.

•	Operating loss was $(5.2) million, compared with an operating loss of $(5.1) million in the first six months of 2012.

•	Net loss attributable to the Company was $(36.7) million, or $(0.67) per diluted share, compared with a net loss of $(61.2) million, or $(1.11) per diluted share in the first six months of 2012.

•	Operating cash net outflow was $(61.4) million, compared with a net outflow of $(99.6) million in the first six months of 2012.

John Chen, Chief Financial Officer of General Steel, commented, “Although the steeper drop in average selling price of rebar caused a decline in sales and gross losses, we continued to strongly execute on our internal objectives. We achieved continued improvements in inventory efficiency, and outstanding savings in finance expense by over $28 million compared with the same period of last year. As our new continuous rolling rebar lines enter full production, we are poised to achieve greater profitability improvement and positive gross margins in the second half of 2013.”

Second Quarter 2013 Financial and Operating Results

Total Sales

Total sales for the second quarter of 2013 decreased by 16.3% year-over-year to $653.7 million, compared with $780.7 million in the second quarter of 2012. The year-over-year revenue decreases were due to a decrease in the average selling price of the products despite an increased sales volume.

•	Total sales volume in the second quarter of 2013 was 1.4 million metric tons, an increase of 3.4% compared with 1.3 million metric tons in the second quarter of 2012.

•	The average selling price of rebar decreased 19.0% to approximately $482.7 in the second quarter of 2013 from approximately $596.2 in the same period of 2012.

Gross Profit and Gross Margin

Gross loss for the quarter was $(35.5) million, compared with a gross profit of $28.0 million in the second quarter of 2012. The decrease in gross profit was mainly attributable to a steeper decrease in average selling price of rebar, with the gross margin decreased to negative (5.4%) of total sales in the second quarter of 2013, compared with 3.6% of total sales in the same period a year ago.

Operating Expenses and Operating Income

Selling, general and administrative expenses for the second quarter of 2013 increased 3.6% to $20.8 million, compared to $20.1 million in the second quarter of 2012. General and administrative expenses increased to $11.6 million, compared with $9.8 million in the same period of 2012, due to increased expense in human resources and a $1.2 million write-off of prepared special fund. Selling expenses decreased by 9.9% to $9.3 million, compared to $10.3 million in the same period of 2012. The decrease in selling expense was primary attributable to a savings in a special fund related to the sales of our products, which was no long imposed by the PRC tax authorities in 2013, while $1.6 million of the special fund was imposed in the second quarter of 2012.

General Steel Holdings, Inc.

The Company recognized other operating income of $14.2 million due to change in the fair value of profit sharing liability during the second quarter of 2013, compared with $0 in the same period of last year. On April 29, 2011, the Company’s subsidiary, Longmen Joint Venture entered into a capital lease agreement with Shaanxi Steel and Shaanxi Coal for the use of new equipment. The profit sharing liability is recognized initially at its estimated fair value at the lease commencement date, and the value of the profit sharing liability is reassessed each reporting period with any change in fair value accounted for on a prospective basis. As such, and in consideration of the recent changes in China economic situation, the fair value of the Company’s profit sharing liability has been reduced as compared to its previous estimates, and the Company recognized a gain of $14.2 million during the second quarter of 2013 accordingly.

Correspondingly, loss from operations for the second quarter of 2013 was $(42.2) million, compared with an income from operations of $7.9 million in the second quarter of 2012.

Finance Expense

Finance and interest expense in the second quarter of 2013 decreased by $28.1 million to $25.9 million, of which, $9.8 million was the non-cash interest expense on capital lease as compared with $10.8 million in the same period of 2012, and $16.1 million was the interest expense on bank loans and discounted note receivables as compared with $43.2 million in the second quarter of 2012. The decrease in interest expense on bank loans and discounted note receivables was primarily attributable to a reduction in the amount of bank notes receivable redeemed early, and less interest-bearing loans from banks and third parties, benefiting from additional financing support from suppliers and vendors during the second quarter of 2013.

Net Income and Net Income per Share

Net loss attributable to General Steel for the second quarter of 2013 was $(39.8) million, or $(0.72) per diluted share, based on 55.0 million weighted average shares outstanding. This compares to a net loss of $(26.4) million, or $(0.48) per diluted share, based on 54.9 million weighted average shares outstanding in the second quarter of 2012.

First Six Months 2013 Financial Results and Operating Results

Total Sales

Total sales for the first six months of 2013 decreased by 8.7% year-over-year to $1.3 billion, compared with $1.4 billion in the first six months of 2012. The year-over-year revenue decreases were due to a decrease in the average selling price of the products despite an increased sales volume.

•	Total sales volume in the first six months of 2013 was 2.7 million metric tons, an increase of 7.0% compared with 2.5 million metric tons in the first six months of 2012.

•	The average selling price of rebar decreased 15.9% to approximately $498.4 in the first six months of 2013 from approximately $592.8 in the same period of 2012.

General Steel Holdings, Inc.

Gross Profit and Gross Margin

Due to the steeper decrease in average selling price, gross loss for the first six months of 2013 was $(31.5) million, or (2.4%) of total sales, compared with a gross profit of $33.7 million, or 2.4% of total sale in the first six months of 2012.

Operating Expenses and Operating Income

Selling, general and administrative expenses for the first six months of 2013 increased 2.7% to $39.8 million, compared to $38.8 million in the first six months of 2012. General and administrative expenses increased to $22.5 million, compared with $19.6 million in the same period of 2012. Selling expenses decreased by 9.7% to $17.3 million, compared to $19.2 million in the same period of 2012. There was a $2.9 million special fund imposed in the first six months of 2012.

The Company recognized other operating income of $66.1 million due to change in the fair value of profit sharing liability during the first six months of 2013, compared with $0 in the same period of last year.

Correspondingly, loss from operations for the first six months of 2013 was $(5.2) million, compared with $(5.1) million in the first six months of 2012.

Finance Expense

Finance and interest expense in the first six months of 2013 was $55.9 million, of which, $20.0 million was the non-cash interest expense on capital lease as compared with $21.6 million in the same period of 2012, and $35.9 million was the interest expense on bank loans and discounted note receivables as compared with $80.7 million in the first six months of 2012.

Net Income and Net Income per Share

Net loss attributable to General Steel for the first six months of 2013 was $(36.7) million, or $(0.67) per diluted share, based on 54.9 million weighted average shares outstanding. This compares to a net loss of $(61.2) million, or $(1.11) per diluted share, based on 55.2 million weighted average shares outstanding in the first six months of 2012.

Balance Sheet

As of June 30, 2013, the Company had cash and restricted cash of approximately $448.5 million, compared to $369.9 million as of December 31, 2012. The Company had an inventory balance of approximately $160.2 million as of June 30, 2013, compared to $212.7 million as of December 31, 2012. As of June 30, 2013, the Company had total liabilities of approximately $3.0 billion.

General Steel Holdings, Inc.

Share Repurchase Program

On March 27, 2012, the Company launched a follow-on share repurchase program to repurchase up to an aggregate of 2,000,000 shares of its common stock (the “Share Repurchase Program”), which, together with the previous share repurchase program launched in December 2010, had brought the total authorized shares of the Company’s common stock available for purchase to 4,000,000 shares. As of August 29, 2013, the Company has authorized shares of the Company’s common stock available for repurchase under the Share Repurchase Program of approximately 1.5 million.

Conference Call and Webcast:

General Steel will hold a corresponding conference call and live webcast at 8:00 a.m. EDT on Friday, August 30, 2013 (which corresponds to 8:00 p.m. Beijing/Hong Kong Time on Friday, August 30, 2013) to discuss the results and answer questions from investors. Listeners may access the call by dialing 1-800-860-2442 in the U.S., and 1-412-858-4600 internationally.

The call will also be available as a live, listen-only webcast under the “Events and Presentations” page on the “Investor Relations” section of the Company's website at http://www.mzcan.com/us/GSI/irwebsite/index.php?mod=event. Following the live webcast, an online archive will be available for 90 days.

About General Steel Holdings, Inc.

General Steel Holdings, Inc., headquartered in Beijing, China, produces a variety of steel products including rebar, high-speed wire and spiral-weld pipe. The Company has operations in China’s Shaanxi and Guangdong provinces, Inner Mongolia Autonomous Region and Tianjin municipality with seven million metric tons of crude steel production capacity under management. For more information, please visit www.gshi-steel.com.

To be added to the General Steel email list to receive Company news, or to request a hard copy of the Company’s Annual Report on Form 10-K, please send your request to generalsteel@asiabridgegroup.com.

Forward-Looking Statements

This press release may contain certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations or beliefs about future events and financial, political and social trends and assumptions it has made based on information currently available to it. The Company cannot assure that any expectations, forecasts or assumptions made by management in preparing these forward-looking statements will prove accurate, or that any projections will be realized. Actual results could differ materially from those projected in the forward-looking statements as a result of inaccurate assumptions or a number of risks and uncertainties. These risks and uncertainties are set forth in the Company's filings under the Securities Act of 1933 and the Securities Exchange Act of 1934 under “Risk Factors” and elsewhere, and include: (a) those risks and uncertainties related to general economic conditions in China, including regulatory factors that may affect such economic conditions; (b) whether the Company is able to manage its planned growth efficiently and operate profitable operations, including whether its management will be able to identify, hire, train, retain, motivate and manage required personnel or that management will be able to successfully manage and exploit existing and potential market opportunities; (c) whether the Company is able to generate sufficient revenues or obtain financing to sustain and grow its operations; (d) whether the Company is able to successfully fulfill our primary requirements for cash; and (e) other risks, including those disclosed in the Company’s Form 10-K, filed with the SEC.  Forward-looking statements contained herein speak only as of the date of this release. The Company does not undertake any obligation to update or revise publicly any forward-looking statements, whether to reflect new information, future events or otherwise.

General Steel Holdings, Inc.

Contact Us

General Steel Holdings, Inc.

In China:

Jenny Wang

Tel: +86-10-5775-7691

Email: jenny.wang@gshi-steel.com

In the US:

Joyce Sung

Tel: +1-347-534-1435

Email: joyce.sung@gshi-steel.com

Asia Bridge Capital Limited

Carene Toh

Tel: +1-888-957-3362

Email: generalsteel@asiabridgegroup.com

GENERAL STEEL HOLDINGS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

AS OF JUNE 30, 2013 AND DECEMBER 31, 2012
(UNAUDITED)

(In thousands)

	June 30,	December 31,
ASSETS	2013	2012
CURRENT ASSETS:

Cash	$67,871	$46,467
Restricted cash	380,670	323,420
Notes receivable	213,644	145,502
Restricted notes receivable	117,774	357,900
Loans receivable - related parties	6,000	69,319
Accounts receivable, net	42,273	6,695
Accounts receivable - related parties	6,212	14,966
Other receivables, net	53,525	8,407
Other receivables - related parties	63,223	68,382
Inventories	160,155	212,671
Advances on inventory purchase	57,909	79,715
Advances on inventory purchase - related parties	2,391	46,416
Prepaid expense and other	1,585	450
Prepaid taxes	21,846	24,116
Short-term investment	2,592	2,619
TOTAL CURRENT ASSETS	1,197,670	1,407,045

PLANT AND EQUIPMENT, net	1,214,558	1,167,836

OTHER ASSETS:
Advances on equipment purchase	16,458	6,499
Long-term other receivable	-	43,008
Investment in unconsolidated entities	1,106	1,166
Long-term deferred expense	764	1,062
Intangible assets, net of accumulated amortization	24,058	24,066
TOTAL OTHER ASSETS	42,386	75,801

TOTAL ASSETS	$2,454,614	$2,650,682

LIABILITIES AND DEFICIENCY

CURRENT LIABILITIES:
Short term notes payable	$813,521	$983,813
Accounts payable	407,683	352,052
Accounts payable - related parties	172,306	177,432
Short term loans - bank	208,731	147,124
Short term loans - others	151,245	147,323
Short term loans - related parties	81,975	79,557
Current maturities of long-term loans - related party	48,014	54,885
Other payables and accrued liabilities	60,775	54,589
Other payable - related parties	101,268	73,025
Customer deposits	122,339	125,890
Customer deposits - related parties	7,798	21,998
Deposit due to sales representatives	30,800	33,870
Deposit due to sales representatives - related parties	1,798	1,238
Taxes payable	10,310	16,674
Deferred lease income, current	2,164	2,120
TOTAL CURRENT LIABILITIES	2,220,727	2,271,590

NON-CURRENT LIABILITIES:
Long-term loans - related party	29,160	38,088
Long-term other payable - related party	-	43,008
Deferred lease income, noncurrent	75,558	75,079
Capital lease obligations	347,290	330,099
Profit sharing liability	278,788	328,827
Other noncurrent liabilities	1,393	-
TOTAL NON-CURRENT LIABILITIES	732,189	815,101

TOTAL LIABILITIES	2,952,916	3,086,691

General Steel Holdings, Inc.

COMMITMENTS AND CONTINGENCIES

DEFICIENCY:
Preferred stock, $0.001 par value, 50,000,000 shares authorized, 3,092,899 shares issued and outstanding as of June 30, 2013 and December 31, 2012	3	3
Common stock, $0.001 par value, 200,000,000 shares authorized, 57,607,888 and 57,269,838 shares issued, 55,135,582 and 54,797,532 shares outstanding as of June 30, 2013 and December 31, 2012, respectively	58	57
Treasury stock, at cost, 2,472,306 shares as of June 30, 2013 and December 31, 2012	(4,199)	(4,199)
Paid-in-capital	106,194	105,714
Statutory reserves	6,204	6,076
Accumulated deficits	(418,497)	(381,782)
Accumulated other comprehensive income	4,201	10,185
TOTAL GENERAL STEEL HOLDINGS, INC. DEFICIENCY	(306,036)	(263,946)

NONCONTROLLING INTERESTS	(192,266)	(172,063)
TOTAL DEFICIENCY	(498,302)	(436,009)

TOTAL LIABILITIES AND DEFICIENCY	$2,454,614	$2,650,682

GENERAL STEEL HOLDINGS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2013 AND 2012

(UNAUDITED)

(In thousands, except per share data)

	Three months ended June 30,		Six months ended June 30,
	2013	2012	2013	2012

SALES	$517,350	$538,986	$1,019,781	$922,783

SALES - RELATED PARTIES	136,301	241,697	285,161	505,941
TOTAL SALES	653,651	780,683	1,304,942	1,428,724

COST OF GOODS SOLD	540,271	516,277	1,038,897	898,033

COST OF GOODS SOLD - RELATED PARTIES	148,916	236,362	297,514	497,047
TOTAL COST OF GOODS SOLD	689,187	752,639	1,336,411	1,395,050

GROSS PROFIT (LOSS)	(35,536)	28,044	(31,469)	33,674

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	(20,848)	(20,132)	(39,803)	(38,761)
CHANGE IN FAIR VALUE OF PROFIT SHARING LIABILITY	14,160	-	66,052	-

INCOME (LOSS) FROM OPERATIONS	(42,224)	7,912	(5,220)	(5,087)

OTHER INCOME (EXPENSE)
Interest income	3,383	3,146	5,882	8,702
Finance/interest expense	(25,882)	(53,948)	(55,852)	(102,314)
Change in fair value of derivative liabilities	-	20	1	7
Gain (loss) on disposal of equipment	(235)	3	96	(116)
Income from equity investments	132	79	90	36
Foreign currency transaction gain (loss)	98	(973)	126	(588)
Lease income	539	530	1,071	1,060
Other non-operating income (expense), net	521	1,145	789	1,002
Other expense, net	(21,444)	(49,998)	(47,857)	(92,211)

LOSS BEFORE PROVISION FOR INCOME TAXES AND NONCONTROLLING INTEREST	(63,668)	(42,086)	(53,077)	(97,298)

PROVISION FOR INCOME TAXES
Current	105	43	176	410
Deferred	-	-	-	169
Provision for income taxes	105	43	176	579

NET LOSS	(63,773)	(42,129)	(53,253)	(97,877)

Less: Net loss attributable to noncontrolling interest	(23,955)	(15,752)	(16,538)	(36,716)

NET LOSS ATTRIBUTABLE TO GENERAL STEEL HOLDINGS, INC.	$(39,818)	$(26,377)	$(36,715)	$(61,161)

NET LOSS	$(63,773)	$(42,129)	$(53,253)	$(97,877)

OTHER COMPREHENSIVE LOSS
Foreign currency translation adjustments	(7,210)	1,590	(9,736)	121

COMPREHENSIVE LOSS	(70,983)	(40,539)	(62,989)	(97,756)

Less: Comprehensive loss attributable to noncontrolling interest	(26,745)	(15,393)	(20,290)	(36,833)

COMPREHENSIVE LOSS ATTRIBUTABLE TO GENERAL STEEL HOLDINGS, INC.	$(44,238)	$(25,146)	$(42,699)	$(60,923)

WEIGHTED AVERAGE NUMBER OF SHARES
Basic and Diluted	54,980	54,857	54,893	55,188

LOSS PER SHARE
Basic and Diluted	$(0.72)	$(0.48)	$(0.67)	$(1.11)

GENERAL STEEL HOLDINGS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE SIX MONTHS ENDED JUNE 30, 2013 AND 2012 (UNAUDITED)

(In thousands)

	Six months ended June 30,
	2013	2012
CASH FLOWS FROM OPERATING ACTIVITIES:

Net loss	$(53,253)	$(97,877)
Adjustments to reconcile net loss to cash provided by (used in) operating activities:
Depreciation, amortization and depletion	43,067	41,329
Change in fair value of derivative liabilities	(1)	(7)
(Gain) loss on disposal of equipment	(96)	74
Provision for doubtful accounts	(169)	5
Reservation of mine maintenance fee	215	50
Stock issued for services and compensation	480	394
Amortization of deferred financing cost on capital lease	19,996	21,627
Income from equity investments	(90)	(36)
Foreign currency transaction gain	(126)	588
Deferred tax assets	-	169
Deferred lease income	(1,071)	(1,060)
Changes in fair value of profit sharing liability	(66,052)	-
Changes in operating assets and liabilities
Notes receivable	(64,424)	11,728
Accounts receivable	(33,951)	3,789
Accounts receivable - related parties	8,969	(66,664)
Other receivables	(857)	2,403
Other receivables - related parties	10,275	15,729
Inventories	38,014	(24,713)
Advances on inventory purchases	23,215	(36,985)
Advances on inventory purchases - related parties	(48,019)	(54,790)
Prepaid expense and other	(1,115)	(181)
Long-term deferred expense	317	131
Prepaid taxes	2,742	1,760
Accounts payable	43,122	(49,095)
Accounts payable - related parties	55,227	54,720
Other payables and accrued liabilities	5,002	4,254
Other payables - related parties	(16,987)	110,061
Customer deposits	(6,103)	(2,418)
Customer deposits - related parties	(14,502)	(29,781)
Taxes payable	(6,639)	(4,785)
Other noncurrent liabilities	1,378	-
Net cash used in operating activities	(61,436)	(99,581)

CASH FLOWS FROM INVESTING ACTIVITIES:
Restricted cash	(49,988)	(5,671)
Loans to related parties	-	(69,303)
Cash proceeds from (made to) short term investment	80	79
Cash proceeds from sales of equipment	16	4
Equipment purchase and intangible assets	(52,350)	(20,550)
Effect on cash due to deconsolidating of a subsidiary	-	(2,975)
Net cash used in investing activities	(102,242)	(98,416)

General Steel Holdings, Inc.

CASH FLOWS FINANCING ACTIVITIES:
Payments made for treasury stock acquired	-	(1,404)
Notes receivable – restricted	244,940	364,325
Borrowings on short term notes payable	812,577	921,101
Payments on short term notes payable	(1,001,301)	(1,134,080)
Borrowings on short term loans - bank	141,484	184,477
Payments on short term loans - bank	(83,433)	(241,919)
Borrowings on short term loan - others	47,903	155,936
Payments on short term loans - others	(47,055))	(162,212)
Borrowings on short term loan - related parties	213,576	178,454
Payments on short term loans - related parties	(124,059)	(138,320)
Deposits due to sales representatives	(3,734)	7,515
Deposit due to sales representatives - related parties	529	286
Payments on long-term loans – related party	(17,544)	-
Net cash provided by financing activities	183,883	134,159

EFFECTS OF EXCHANGE RATE CHANGE IN CASH	1,199	2,226
INCREASE (DECREASE) IN CASH	21,404	(61,612)
CASH, beginning of period	46,467	120,016
CASH, end of period	$67,871	$58,404